EXHIBIT 10.9

ALTISOURCE RESIDENTIAL CORPORATION

CONVERSION OPTION PLAN

SECTION 1.                         PURPOSE

1.01                        The purpose of the Conversion Option Plan (the “Plan”) is to enable Altisource Residential Corporation (the “Corporation”) to grant stock options to individuals who hold options to purchase Altisource stock prior to the Separation.

SECTION 2.                         DEFINITIONS; CONSTRUCTION

2.01                        Definitions.  In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1              “Altisource” means Altisource Portfolio Solutions S.A.

2.01.2              “Altisource Option” means an option to purchase Altisource common stock, granted under the Altisource Portfolio Solutions S.A. 2009 Equity Incentive Plan.

2.01.3              “Board” means the Corporation’s Board of Directors.

2.01.4              “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

2.01.5              “Change of Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement.

2.01.6              “Committee” means, (a) with respect to Participants who are employees and other service providers, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, consisting of at least three members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (3) an “independent” director under the rules of any stock exchange on which shares of Common Stock may be listed, or (b) with respect to Participants who are non-employee directors, the Board.

2.01.7              “Common Stock” means the common stock of the Corporation, par value $0.01 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.8              “Effective Date” means the date that the Form 10 relating to the Separation is declared effective by the Securities and Exchange Commission.

2.01.9              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.01.10       “Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the mean between the highest and lowest sales prices per share for the date(s) as established by the Board as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon).  If the Fair Market Value of shares on any date(s) cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date(s).  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.01.11       “Option” means a right, granted hereunder, to purchase Shares at a specified price during specified time periods.

2.01.12       “Option Agreement” means a written document evidencing the terms of an Option, as may be determined by the Committee and as may be amended from time to time, subject to and consistent with the terms of the Plan.

2.01.13       “Participant” means an individual who is granted an Option under the Plan.

2.01.14       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.01.15       “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.16       “Separation” means the spinoff of the Company from Altisource.

2.01.17       “Shares” means shares of Common Stock.

2.01.18       “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.02                        Construction.  For purposes of the Plan, the following rules of construction shall apply:

2.02.1              The word “or” is disjunctive but not necessarily exclusive.

2.02.2              Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.                         ADMINISTRATION

3.01                        The Plan shall be administered by the Committee.  The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                     to designate Participants;

(ii)                                  to determine the number of Options to be granted, the number of Shares to which an Option will relate, the terms and conditions of any Option (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, including in the case of a Change of Control based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Option;

(iii)                               to determine whether, to what extent and under what circumstances the exercise price of an Option may be paid in cash, Shares or other property, or an Option may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(iv)                              to interpret and administer the Plan Options, Option Agreements and any instrument or agreement relating to Options;

(v)                                 to prescribe the form of each Option Agreement, which need not be identical for each Participant;

(vi)                              to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(vii)                           to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Option Agreement or other instrument entered into or Option made under the Plan;

(viii)                        to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(ix)                              to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Corporation, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan.

SECTION 4.                         SHARES SUBJECT TO THE PLAN

4.01                        The maximum net number of Shares which may be issued and in respect of which Options may be granted under the Plan shall be limited to [   ] shares of Common Stock, subject to adjustment as provided in Section 8.01, which may be used for all forms of Options.

SECTION 5.                         ELIGIBILITY

5.01                        Options shall be granted only to individuals who (i) are employees or members of the board of directors of or consultants to Altisource or any subsidiary or parent of Altisource and (ii) hold Altisource Options as of the Effective Date.

SECTION 6.                         SPECIFIC TERMS OF OPTIONS

6.01                        General.  Subject to the terms of the Plan and any applicable Option Agreement, Options shall be granted as set forth in this Section 6.  In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 9.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

6.02                        Options.  Each holder of an Altisource Option who is eligible to participate in the Plan shall be granted an Option.  The terms of such Options shall be as follows:

(i)                                     Grant date.  The Options shall be granted as of or after the Effective Date and before the completion of the Separation, subject to the completion of the Separation.

(ii)                                  Number of Shares.  Each Option shall be with respect to the number of shares of Common Stock equal to the number of shares of Altisource common stock subject to the applicable Altisource Option divided by three, and rounded down to the nearest whole share.

(iii)                               Exercise Price.  The exercise price per share of the Option shall be equal to the exercise price of the applicable Altisource Option multiplied by a fraction, the numerator of which is the Fair Market Value of a share of Common Stock immediately after the Separation and the denominator of which is the sum of (A) the Fair Market Value of a share of Common Stock immediately after the Separation and (B) the Fair Market Value of a share of Altisource common stock immediately after the Separation.

(iv)                              Option term.  Each Option shall have the same term as the applicable Altisource Option.

(v)                                 Times of Exercise.  Each Option shall be exercisable at the same times as the applicable Altisource Option.

(vi)                              Methods of Exercise.  The Committee shall determine the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Corporation and (2) except as otherwise determined by the Committee, in its discretion, no shares which have been held for less than six months may be delivered in payment of the exercise price of an Option.  Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares held by a broker or other agent.

6.03                        Termination of Employment.  In the case of Participants, unless otherwise determined by the Committee and reflected in the Option Agreement:

(i)                                   if a Participant shall die while employed or engaged by the Corporation or Altisource, or a subsidiary or affiliate of either or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.03, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within two years after the date of the Participant’s death, but not later than the expiration date of the Options, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

(ii)                                if the Participant must terminate employment due to disability, the Options may be exercised within three years after the date of termination, but not later than the expiration date of the Options;

(iii)                             if the Participant has attained the age of 60 and has been an employee of the Corporation and/or Altisource or a subsidiary or affiliate of either for not less than three (3) years as of or on the date of termination of employment by reason of retirement, the Options shall vest and shall become immediately exercisable in full on the date of termination and may be exercised within three years after the date of retirement, but not later than the expiration date of the Options;

(iv)                              if the employment or engagement of a Participant with the Corporation, Altisource and their subsidiaries and affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Corporation or shall terminate his or her employment or engagement with the written consent of the Corporation or a Subsidiary, the Committee may elect to vest the Options immediately.  Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment or engagement, may be exercised within six months after the date of termination of employment or engagement, but not later than the expiration date of the Options; and

(v)                                 except to the extent an Option remains exercisable under paragraphs (A) through (D) above, any Option granted to a Participant shall terminate six months after the date of termination of employment or engagement of the Participant with the Corporation or a Subsidiary or affiliate.

SECTION 7.                         GENERAL TERMS OF AWARDS

7.01                        Decisions Required to be Made by the Committee.  Other provisions of the Plan and any Option Agreement notwithstanding, if any decision regarding an Option, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.02                        Form of Payment of Options.  Subject to the terms of the Plan and any applicable Option Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Option may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 9.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.03                        Limits on Transfer of Options; Beneficiaries.  No right or interest of a Participant in any Option shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Corporation or a Subsidiary except as otherwise established by the Committee at the time of grant or thereafter.  No Option and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by such Participant.  A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Option

Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.04                        Registration and Listing Compliance.  No Option shall be paid and no Shares or other securities shall be distributed with respect to any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Option shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects.  Except to the extent required by the terms of an Option Agreement or another contract between the Corporation and the Participant, neither the grant of any Option nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.05                        Stock Certificates.  All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted.  The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares.

SECTION 8.                         ADJUSTMENT PROVISIONS

8.01                        If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option the number and kind of shares of stock or other securities (and in the case of outstanding Options, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares.  Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, the Committee shall make any adjustments to any then outstanding Option which it determines are equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from any such transaction.

No adjustment or substitution provided for in this Section 8.01 shall require the Corporation to issue or sell a fraction of a Share or other security.  Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Options provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9.                         AMENDMENTS TO AND TERMINATION OF THE PLAN

9.01                        The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted to him.  The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Option theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Option may materially and adversely affect the rights of such Participant under any Option theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Corporation.

SECTION 10.                  GENERAL PROVISIONS

10.01                 No Shareholder Rights.  No Option shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Option.

10.02                 Withholding.  To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Option.  The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied.  The Corporation is authorized to withhold from any Option granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Option, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes.  This authority shall include authority to withhold or receive Shares, Options or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

10.03                 No Right to Employment or Continuation of Service.  Nothing contained in the Plan or any Option Agreement shall confer, and no grant of an Option shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Corporation or Altisource or to interfere in any way with the right of the Corporation or Altisource or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Option, except as provided in any Option Agreement or other compensation, fee or other arrangement.

10.04                 Unfunded Status of Options; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Option Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver Shares or other property pursuant to any Option, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

10.05                 No Limit on Other Compensatory Arrangements.  Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Options under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Option shall be construed so as to be consistent with such other arrangements in effect at the time of the Option.

10.06                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Option.  The Committee shall determine whether cash, other Options or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.07                 Governing Law.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of [the United States Virgin Islands] (without regard to the conflicts of laws thereof).

10.08                 Severability.  If any provision of the Plan or any Option is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Option, it shall be deleted and the remainder of the Plan or Option shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 11.                  EFFECTIVE DATE OF THE PLAN

11.01                 The effective date and date of adoption of the Plan shall be [   ], 2012, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting.  Notwithstanding anything else contained in the Plan or in any Option Agreement, no Option granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Option granted under the Plan, prior to such shareholder approval.